      As filed with the Securities and Exchange Commission on June 11, 2007

                                                     Registration No. 333-129363

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            GLOBALOPTIONS GROUP, INC.
                 (Name of Small Business Issuer in Its Charter)

          DELAWARE                          8742                   73-1703260
(State or Other Jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)   Classification Code Number)   Identification No.)

                              75 ROCKEFELLER PLAZA
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 445-6262
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                               HARVEY W. SCHILLER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            GLOBALOPTIONS GROUP, INC.
                              75 ROCKEFELLER PLAZA
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 445-6262
            (Name, Address and Telephone Number of Agent for Service)
                                    COPY TO:
                            ROBERT H. FRIEDMAN, ESQ.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                               65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300

 Approximate Date of Proposed Sale to the Public ______________________________

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.|_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.|_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.|_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.|_|

                          DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment No. 1 to the Registration Statement on Form
SB-2 (File No. 333-129363), as amended, declared effective by the Commission on
May 10, 2006 (the "Registration Statement"), is filed for the purpose of deregistering 888,509 shares of the common stock (as adjusted pursuant to the
Company's 1 for 8 reverse stock split effective March 6, 2007) of GlobalOptions
Group, Inc., a Delaware corporation (the "Company"), par value $0.001 per share
("Common Stock"), remaining unsold under the Registration Statement.

      The Registration Statement registered 948,594 shares of Common Stock (as adjusted pursuant to the Company's 1 for 8 reverse stock split effective March
6, 2007), including shares issuable upon the conversion of shares of the
Company's Series A Convertible Preferred Stock and shares issuable upon the exercise of warrants to purchase Common Stock. A portion of the Common Stock registered was sold pursuant to the Registration Statement. The Company has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Prospectus. The Company is terminating the offering contemplated by the Registration Statement because the Company is no longer contractually obligated to have the Registration Statement filed or to maintain its effectiveness. The Company therefore requests the deregistration of the Common
Stock remaining unsold under the Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration
Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 8, 2007.

                                       GLOBALOPTIONS GROUP, INC.

                                       By: /s/ Harvey W. Schiller
                                           -------------------------------------
                                           Harvey W. Schiller, Ph.D.
                                           Chairman and Chief Executive Officer

                                       By: /s/ Jeffrey O. Nyweide
                                           -------------------------------------
                                           Jeffrey O. Nyweide
                                           Executive Vice President - Corporate
                                           Development, Chief Financial Officer,
                                            and Secretary

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

         Signatures                                 Title                                  Date
------------------------------  ----------------------------------------------- ---------------------------

/s/ Harvey W. Schiller           Chairman, Chief Executive Officer
------------------------------   and Director                                          June 8, 2007
Harvey W. Schiller

/s/ Jeffrey O. Nyweide           Chief Financial Officer, Executive
------------------------------   Vice President-Corporate Development and
Jeffrey O. Nyweide               Secretary                                             June 8, 2007

/s/ Jeffrey O. Nyweide           Director
------------------------------
Per-Olof Loof                                                                          June 8, 2007

/s/ Jeffrey O. Nyweide           Director
------------------------------
Daniel L. Burstein                                                                     June 8, 2007

/s/ Jeffrey O. Nyweide           Director
------------------------------
Ronald M. Starr                                                                        June 8, 2007

/s/ Jeffrey O. Nyweide           Director
------------------------------
John P. Bujouves                                                                       June 8, 2007

* Signed by Jeffrey O. Nyweide as attorney-in-fact.